CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Condensed
Financial Information" and "Transfer and Dividend Disbursing Agent, Custodian, Counsel and Independent Auditors" and to the use of our report dated October 30, 1996, in this Registration Statement (Form N-1A 33-34845) of Dreyfus Connecticut Municipal Money Market Fund, Inc.




                                          ERNST & YOUNG LLP

New York, New York
January 24, 1997